FRONTIER
FINANCIAL CORPORATION

Washington
Banking
Company

and
FRONTIER FINANCIAL
CORPORATION
“Where People make the Difference”
Investor Presentation
September 27, 2007

Disclosure Statement
Additional Information and Where to Find It
•

Frontier intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, and
        Washington Banking expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction.  Investors and security holders of Frontier and Washington Banking are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Frontier,
        Washington Banking and the proposed merger.  In addition to the registration statement to be filed by Frontier and the proxy statement/prospectus to be mailed to the security holders of Washington Banking, Frontier and Washington Banking file annual, quarterly and current reports, proxy statements and other information with the SEC.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov.  These documents may also be obtained free of charge from Frontier by requesting them in writing at Frontier Financial Corporation, 332 SW Everett Mall Way, Everett, Washington 98204, or by telephone at (425)
        514-0700.  In addition, investors and security holders may access copies of the documents filed with the SEC by Frontier on its website at www.frontierbank.com.  The documents filed by Washington Banking may also be obtained by requesting them in writing at Washington Banking Company, 450 SW Bayshore Drive, Oak Harbor, Washington 98277, or by telephone at (360)
        679-3131.  In addition, investors and security holders may access copies of the documents filed with the SEC by Washington
        Banking on its website at www.wibank.com.
Forward-Looking Statements
•

Information herein may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform
        Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.  Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2006 Form 10-K.

Transaction Rationale
•

Frontier has been a long time investor in Washington Banking Company.
•

Washington Banking markets complement our foot print, allowing us to profitably expand our franchise in geographic areas that we are familiar with.
•

Acquisition of core deposit customers is a priority of ours and this speeds up the timeline.
•

Provides diversification of our loan portfolio within our own geographic area.
•

Offers customers at both companies access to more branch locations and products.
•

Allows us to continue investing in the communities that Frontier has supported throughout our history.

Whatcom
Skagit
Mount Vernon
Marysville
North Marysville
Snohomish
West Lake Stevens
Mill Creek
Monroe
Bothell
Clallam
Jefferson
Kitsap
Mason
Grays Harbor
Union Hill-Novelty Hill
Bellevue
Issaquah
Renton
Cascade-Fairwood
King
Kent
Covington
Maple Valley
Auburn
Lea Hill
Enumclaw
Kittitas
Chelan
Lakewood
Pierce

FRONTIER FINANCIAL CORPORATION

WBCO
FTBK
Branch Locations

Transaction Structure
Consideration
FTBK Ownership
Treatment of Options
Transaction Overview
•

Washington Banking will merge with and into Frontier Financial
     Corporation.
•

Whidbey Island Bank will merge into Frontier Bank.
•

Implied deal price of $21.40 per share, or $191.1 million, aggregate based on Frontier closing price of $23.90 on 9/26/07.
•

In aggregate, Washington Banking shareholders will receive 5,916,430 shares of Frontier common stock and $42.9 million in cash consideration for the 8,608,653 shares Frontier does not own.
•

77% stock, 23% cash based on September 26, 2007 close.
•

Frontier owns 782,506 shares of Washington Banking at a cost of $3.1 million.  Those shares will be retired at closing and the cost basis is added to the deal cost.
•

Options will vest and be converted at an exchange ratio determined prior to closing.

•

Frontier will reduce the stock consideration if average closing price > $27.00.
•

Frontier can cure minimum per share consideration of $19.40 if average closing price < $21.00 with additional cash or stock.
•

11% of pro forma institution
•

Washington Banking Company shareholder approval.
•

Customary regulatory approval.
•

First quarter 2008.
•

One Washington Banking Company board member to be
     appointed to Frontier board at closing.
•

Washington Banking can terminate if:

-Frontier’s average closing price < $21.00.

-Frontier can cure by bringing minimum per share
                         consideration up to $19.41.
Transaction Overview
Collar Mechanics
Target Pro Forma
     Ownership
Conditions of Closing
Anticipated Closing
Board Representation
Walk Away Provisions

•

Completed by both Frontier and Washington Banking.
•

Estimated to be approximately $10.5 million pre-tax.
•

Estimated at $6.9 million pretax.
•

50% realization in 2008.
•

3% amortized 10 years sum of the years digits.
•

Washington Banking Directors and Executives have agreed to  vote in favor of the transaction.
•

Executive officers have signed non-competition and
    non-solicitation agreements.
•

Estimated integration May 31, 2008.
Transaction Overview
Due Diligence
One-Time Costs
Estimated Cost Saves
Estimated CDIA
Voting Agreements
Non-compete/Non-
      solicitation
Integration Timing

Frontier Financial	Washington Banking Company	Bank of Salem
Headquarters	Everett, WA	Oak Harbor, WA	Salem, OR
Branches	47	20	3
Assets ($mil)	3,578,969	852,056	210,158
LTM NIM	5.75%	5.04%	5.28%
LTM Efficiency Ratio	37.73%	63.12%	22.74%
LTM ROAA	2.22%	1.15%	2.42%
LTM ROAE	18.63%	13.94%	19.63%
TE/TA	9.63%	8.11%	13.08%
L/D	112.46%	104.78%	110.11%
NPA's/Assets	0.31%	0.28%	0.20%
LLR/Loans	1.34%	1.37%	1.56%

FRONTIER FINANCIAL CORPORATION

FINANCIAL INFORMATION
As of June 30, 2007